77Q1(d)(1)
Amended and Restated Master Distribution and Individual Shareholder
Services Plan (C Class) of American Century Mutual Funds, Inc.,
effective as of March 1, 2010 (filed electronically as
Exhibit (m) (1) to Post-Effective Amendment No. 125 to the
Registration Statement of American Century Mutual Funds, Inc.
on February 8, 2010, File No. 2-14213 and incorporated herein by reference).

77Q1(d)(2)
Amended and Restated Master Distribution and Individual Shareholder
Services Plan (A Class), effective as of March 1, 2010 (filed electronically as Exhibit (m) (2) to Post-Effective Amendment
No. 125 to the Registration Statement of American Century Mutual
Funds, Inc. on February 8, 2010, File No. 2-14213 and incorporated herein by reference).

77Q1(d)(3)
Amended and Restated Master Distribution and Individual Shareholder
Services Plan (R Class), effective as of March 1, 2010 (filed electronically as Exhibit (m) (4) to Post-Effective Amendment No.
125 to the Registration Statement of American Century Mutual Funds,
Inc. on February 8, 2010, File No. 2-14213 and incorporated herein by reference).

77Q1(d)(4)
Amended and Restated Multiple Class Plan of American Century Capital
Portfolios, Inc., effective as of March 1, 2010 (filed electronically as Exhibit (n) to Post-Effective Amendment No. 125 to the Registration
Statement of American Century Mutual Funds, Inc. on February 8, 2010,
File No. 2-14213 and incorporated herein by reference).